Exhibit 10.99

EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 1st day of January 1, 2004, by and between XRG G&A, INC., a Florida corporation having its principal office located at 5301 Cypress Street Tampa, FL 33607 (hereinafter “XRGA”), and Gary Walborn, an individual residing in Hillsboro County, Florida (hereinafter “Employee”).

Witnesseth:

     XRG desires to employ the Employee, and the Employee wishes to accept such employment with XRGA, upon the terms and conditions set forth in this Agreement.

     Accordingly, in consideration of the foregoing and the respective covenants of the parties set forth herein, the parties, intending to be legally bound, agree as follows:

     1. Employment. XRGA hereby employs the Employee and the Employee hereby accepts employment by XRGA upon the terms and conditions hereinafter set forth. All previous employment agreements or other terms and conditions of employment between XRGA or XRG and the Employee are hereby terminated and are superseded by this Agreement. XRGA may assign this Agreement to any XRG subsidiary provided the Employee has the ability to “opt out” and terminate the agreement with the understanding that the “non-disclosure” clause would still be enforced, but the “non-compete” clause would be waived at any time during the term of the agreement.

     2. Term. Subject to the provisions of Paragraph 11 hereof, the term of the Employee’s employment by XRGA under this Agreement shall commence on the date hereof and shall continue for a term of two (2) years (“Original Term”). Expiration of the Original Term shall not prevent XRGA from continuing the Employee’s employment beyond such expiration on such terms as may be mutually satisfactory to XRGA and the Employee. The term of the Employee’s employment hereunder, including any extension beyond the Original Term, is hereinafter referred to as the “Employment Period.”

     3. Duties. The Employee shall be employed as a data processing manager of XRGA and shall have such duties as are assigned or delegated to him from time to time by the Board of Directors of XRGA. The Employee shall devote such time and attention during reasonable normal business hours to the business of XRGA as determined by the Board of Directors of XRGA. Nothing herein, however, shall prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that do not interfere or conflict with his duties hereunder.

     4. Base Compensation. The Employee shall be paid a salary at an annual rate of eighty thousand dollars ($80,000) during the Original Term, which shall be payable in installments in accordance ‘s customary payroll practices, but no less frequently than bi-

monthly. The salary to be paid during any extension of the Employment Period beyond the Original Term will be agreed to by XRGA and the Employee.

     5. Stock. XRG will issue 100,000 shares of XRG common stock to the Employee by February 15, 2004. The stock will be issued in exchange for the software code that is sufficient to operate a truck company that was demonstrated to XRG personnel by the Employee during his visit to Company facilities on December 3, 2003. XRG will have exclusive ownership of the software including all rights to market and distribute the software. All future work on the software will also become the property of XRG.

     7. Housing Expense Allowance. During the first six months of the Employment Period, XRGA shall pay to the Employee a housing expense allowance of $800 per month for apartment rent, and $200 per month for furniture rent, which shall be paid to Employee on the first business day of each month.

     8. Expenses. Subject to compliance by the Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by XRGA, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder in furtherance of the business and affairs of SRGA and XRGA will reimburse the Employee for all such reasonable expenses, in all cases upon the presentation by the Employee of an itemized account satisfactory to XRGA in substantiation of such expenses.

     9. Vacations. The Employee shall be entitled to paid vacations in accordance with the policies of XRGA in effect, from time to time, as determined by the Board of Directors of XRGA; but in any event, Employee shall be entitled to not less than one (1) week per year of paid vacation.

     10. Other Employee Benefits. The Employee shall, during the Employment Period, be eligible to participate in such pension, profit sharing, bonus, life insurance, hospitalization and medical and other employee benefit plans of XRGA which may be in effect from time to time to the extent he is eligible under the terms of those plans; provided, however, that the allocation of benefits under any bonus or other plan which provides that allocations thereunder shall be in the discretion of the Board of Directors of XRGA and shall be as determined from time to time solely by the Board of Directors.

     11. Termination.

          (a) The Employment Period, the Employee’s compensation and any and all other rights of the Employee under this Agreement or otherwise as an employee of XRGA shall terminate (except as to compensation and rights accrued prior to the effective date of such termination): (i) upon the death of the Employee; (ii) upon fourteen (14) days’ prior written notice by XRGA to Employee in the event of the physical or mental disability of the Employee (as defined in Paragraph 11(b) below); (iii) for Cause (as defined in Paragraph 11(c) below), immediately upon the giving of written notice thereof by XRGA to the Employee, or at such later time as such notice may specify; or (iv) without Cause at any time after the initial two-year term hereof, upon not less than sixty (60) days’ prior written notice by either the Employee or XRGA to the other party and subject to Paragraph 11(d) below.

          (b) For purposes of this Agreement, the Employee shall be deemed to have a “physical or mental disability” if for medical reasons he has been unable to perform his duties for thirty (30) consecutive days or ninety (90) days in any 12-month period, all as determined in good faith by a physician mutually acceptable to Employee and the Board of Directors of XRGA.

          (c) For purposes of this Agreement, the term “Cause” shall be deemed to mean the Employee’s conviction of any crime (felony or class 8 misdemeanor), the Employee’s commission of any act of willful misconduct or dishonesty, or the material breach of any provision of this Agreement by the Employee.

          (d) Employee may terminate his employment for good reason. For purposes of this Agreement, “Good reason” shall mean a failure by XRGA to comply with any material provision of this Agreement, which failure is not cured within fourteen (14) days after a written notice of noncompliance has been given by Employee to XRGA.

     12. Non-Disclosure Covenant. The Employee acknowledges that (i) during the Employment Period and as a part of his employment, the Employee will be afforded access to Confidential Information (as hereinafter defined); (ii) public disclosure of Confidential Information could have a material adverse impact on XRG, on XRGA or on the other subsidiaries of XRG (hereinafter “XRG Companies”) and their respective businesses; (ii) the Employee possesses substantial technical expertise and skill with respect to the business of the XRG Companies; and (iv)( XRG has required the Employee to make the covenants set forth in this Section 12 as a condition to its purchase of Express Freight Systems, Incorporated and Freeway Systems, Incorporated and the Employee is willing to do so. The Employee acknowledges that the provisions of this Section 12 are reasonable and necessary with respect to the use of Confidential Information.

     As used in this Agreement, the term “Confidential Information” shall mean agency owner operator or driver lists or information, inventions and improvements, ideas, plans, processes, techniques, technology, customer lists, business methods, trade secrets as defined under applicable law, and other information developed or acquired by or on behalf of the XRG Companies which relate to or affect any aspect of the business of the XRG Companies. Confidential Information shall not include information that becomes generally known to the public through no act of Employee in breach of this Agreement.

     In consideration of the foregoing and of continued employment of the Employee by XRGA and the compensation and benefits paid or provided, and to be paid or provided, to the Employee by XRGA, the Employee hereby covenants and agrees as follows:

     Both during and after the Employment Period, the Employee shall not, without XRGA’s prior written consent, disclose to any third party, or use for any purpose other than for the exclusive benefit of the XRG Companies, any Confidential Information.

     The Employee agrees that disclosures made by the XRG Companies to governmental authorities, to their customers or potential customers, to their suppliers or potential suppliers, to their employees or potential employees, to their consultants or potential consultants or disclosures made by the XRG Companies in any litigation or administrative or governmental proceedings shall not mean that the matters so disclosed are available to the general public.

     The Employee shall not remove from the premises of the XRG Companies, except when appropriate to the pursuit of their business, any document, record, notebook, plan, model, or device. The Employee recognizes that, as between the XRG Companies and the Employee, all such documents, records, notebooks, plans, models, components or devices, or not developed by the Employee, are the exclusive property of the XRG Companies. In the event of termination of the Employee’s employment with XRGA, or upon the earlier request of any of the XRG Companies during the Employment Period, the Employee shall return to the XRG Companies all documents, records, notebooks, plans, models, components, and devices in the Employee’s possession or subject to the Employee’s control. The Employee shall not retain any copies, abstracts, sketches or other physical embodiment of any such document, record, notebook, plan, model, component or device. The Employee agrees that all agency or brokerage business introduced to any XRG Companies by either the Employee or any associate or employee introduced by the Employee and which the Employee’s compensation is derived, shall remain the property of any XRG Companies as long as the Employee is being compensated by any XRG Companies, including any severance compensation.

     13. Covenant Not to Compete; Non-Interference.

          (a) The Employee acknowledges that the services to be performed under this Agreement are of a special and unique character, that the businesses of the XRG Companies are national in scope, that their services are marketed throughout the United States, and that the XRG Companies compete with other organizations that are or could be located in any part of the United States. The Employee further acknowledges that XRG requires the Employee to agree to the provisions of this Section 13 as a condition to its purchase of Express Freight Systems, Incorporated and Freeway Systems, Incorporated. In consideration of the foregoing, and in consideration of his continued employment by XRGA, the Employee hereby covenants and agrees that he shall not:

               (i) during the Employment Period, and for a period of one (1) year thereafter, directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed, associated or in any manner connected with, or render services or advice to, any business whose services or activities compete, in whole or in part, with the services or activities of the XRG Companies within the geographical territories within the United States in which the XRG Companies at any time during the Employment Period conduct their respective businesses;

               (ii) whether for the Employee’s own account or for the account of any other person, at any time during the Employment Period, and for a period of one (1) year thereafter, solicit the business of any person or entity known by the Employee to be a customer of the XRG Companies, whether or not the Employee had personal contact with such person or entity during his employment with XRGA; and

               (iii) whether for the Employee’s own account or the account of any other person at any time during the Employment Period and for a period of one (1) year thereafter, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of the XRG Companies during the Employee’s Employment Period, or in any manner induce or attempt to induce any employee of any of the XRG Companies to terminate his/her employment with such company.

     It is understood by and between the parties hereto that the foregoing covenants by the Employee set forth in this Section 12 are essential elements of this Agreement and that but for the agreement of the Employee to comply with such covenants, XRGA would not have entered into this Agreement. XRGA and the Employee have independently consulted their respective counsel and have been advised in all respects concerning reasonableness and propriety of such covenants, with specific regard to the nature of the businesses conducted by the XRG Companies.

          (b) Notwithstanding any provision of this Agreement to the contrary, the restrictions set forth in Section 13(a) hereof shall not apply in the event that XRGA terminates the Employment Period during the Original Term for any reason other than for Cause or the physical or mental disability of the Employee.

          (c) Notwithstanding that the Employee’s employment hereunder may expire or be terminated as provided in Section 11 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Employee contained in Section 13.

     14. Injunctive Relief. The Employee acknowledges that the damages that would be suffered by the XRG Companies as a result of a breach of the provisions of Section 12 or 13 of this Agreement may not be calculable, and that an award of a monetary judgment to any of the XRG Companies for such a breach would be an inadequate remedy. Consequently, any of the XRG Companies shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement and such company shall not be obligated to post bond or other security in seeking such relief.

     15. Definition of “person.” The term “person” shall mean any individual, corporation, firm, association, partnership, limited liability company or other legal entity or other form of business organization.

     16. Compliance with Other Agreements. The Employee represents and warrants that the execution and delivery by the Employee of this Agreement and the performance by the Employee of his obligations hereunder will not, with or without the giving of notice or the passage of time, or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Employee; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which he is or may be bound.

     17. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     18. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives, including, without limitation, any entity with which XRGA may merge or consolidate or to which it may transfer all or substantially all of its assets. Insofar as the Employee is concerned, this Agreement, being personal, may not be assigned.

     19. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first class mail, postage prepaid.

     20. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

     21. Severability. If any provision or provisions of this Agreement shall be declared invalid or unenforceable, any such provision or provisions shall be deemed severed from the remainder of the provisions contained herein which shall otherwise remain in full force and effect.

     22. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. The Employee hereby submits to the jurisdiction and venue of the Circuit Court of the State of Florida for the County of Hillsborough or the United States District Court for the Middle District of Florida,

Tampa Division, for purposes of any legal action related hereto. The Employee agrees that service upon him in any such action may be made by first class mail, certified or registered.

     23. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement (except for matters covered by Section 14 hereof) shall be settled by arbitration by the American Arbitration Association (“AAA”) in accordance with the then current rules in effect governing arbitration of such matters. The arbitration shall be conducted in Tampa, Florida by three (3) independent and impartial arbitrators. The award rendered by the arbitrators shall be final and a judgment may be entered upon it according to applicable law in any court having jurisdiction. The arbitrators shall, in the award, allocate the costs and expenses of the arbitration, including AAA fees and expenses, arbitrator compensation and expenses of the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date above first written.

XRG G&A, INC.	EMPLOYEE:
a Florida corporation

By:

Title:

XRG Employment Agreement (Gary Walborn)